Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
NORTHWEST PIPELINE CORPORATION
C265-17
FILED
JAN 24 1974 10AM.
[ILLEGIBLE]

RESTATED
CERTIFICATE OF INCORPORATION
OF
NORTHWEST PIPELINE CORPORATION

          NORTHWEST PIPELINE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          1. The name of the corporation is Northwest Pipeline Corporation.
          The date of filing its original Certificate of Incorporation with the Secretary of State was June 10, 1965.
          2. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:
          “FIRST: The name of the corporation (hereinafter referred to as the ‘Corporation’) is
NORTHWEST PIPELINE CORPORATION
          SECOND: Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware, 19801.
          THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:
     1. To engage in any business or businesses involving the production, purchase, sale, storage, transportation, distribution and marketing of oil, gas, petroleum, chemicals, petrochemicals, hydrocarbons, ores, metals and other minerals and mineral solutions and any and all other natural resources and the derivatives, products and by-products thereof, and, in such connection, to search, prospect and explore for oil, gas, petroleum, ores, metals, minerals and any and all other natural resources and to produce, manufacture, reduce, refine, prepare, distill and otherwise deal in and with the same and their derivatives, products and by-products; to lay down, construct, maintain and operate pipe lines, tubes, tanks, pump stations, compressor stations, gas purification and dehydration plants, gasoline plants, connections, fixtures, storage houses and reservoirs and such machinery, apparatus, devices and arrangements as may be necessary to operate the same; to own, hold, use and occupy such lands, rights of way, easements, franchises, buildings, plants and structures as may be necessary to accomplish the purposes aforesaid; and in general to engage in such other activities as may in any way relate to or be used or useful in connection with any one or more of the foregoing businesses.
     2. To acquire, by purchase or otherwise, lease, own, hold, sell, convey, develop, equip, maintain, operate and otherwise deal in and with lands containing or thought to contain oil, gas, petroleum, chemicals, petrochemicals, metals, ores, coal and other minerals and mineral substances; and to locate, lease, control, develop, equip, maintain and operate oil wells, gas wells, and mines and the engines, machinery, equipment, appliances and tools of every kind and description used or useful in connection therewith, and any and all rights and interests therein.
     3. To acquire, by purchase or otherwise, construct, lease, own, hold, sell, convey, equip, maintain, operate and otherwise deal in and with pipe lines, cars, tanks, tramways, refineries, reduction plants and any and all other conveyances, facilities, appliances and apparatus for storing, transporting, distributing, marketing, manufacturing, distilling, refining, reducing, preparing or otherwise dealing in and with oil, gas, petroleum, chemicals, petrochemicals, hydrocarbons and the derivatives, products and by-products thereof and any and all other metals, ores, minerals and mineral substances and other natural resources and the derivatives, products and by-products thereof.
     4. To acquire, by purchase or otherwise, lease, sell, convey, own, hold, operate, survey, improve, cultivate, reforest and otherwise deal in and with timber lands, woodlands and timber rights; to cut or take wood or timber therefrom; to acquire, by purchase or otherwise, sell, lease or otherwise dispose of or use in any manner, any and all rights, privileges, easements, and interests in, on, over and upon such lands; to engage in and transact a lumber business in any and all of its branches; to acquire, by purchase or otherwise, sell or otherwise dispose of and in any manner deal in and with timber, trees, logs, lumber and wood of any and all kinds in any and all forms and conditions, whether felled or standing; and to fell, haul, float or otherwise transport, cut, dress, treat, work, or handle timber, trees, logs, lumber and wood of any and all kinds in any manner and for any and all purposes.
     5. To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
           FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000, of which 1,000,000 shares are to be of a class designated Preferred Stock (hereinafter called the Preferred Stock), of the par value of $1.00 each, and 10,000,000 shares are to be of a class designated Common Stock (hereinafter called the Common Stock), of the par value of $1.00 each.
           The voting powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the authority expressly vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by this Certificate of Incorporation are as follows:
           (a) The Preferred Stock may be issued from time to time in one or more series of any number of shares provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and identical in all respects except as permitted by the provisions of this Article FOURTH.
           (b) Authority is hereby expressly vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, in respect of the matters set forth in the following subparagraphs (1) to (11) inclusive:
     (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors;

     (2) the dividend rate payable on shares of such series, any preferences to or provisions in relation to the dividends payable on any other class or classes or of any other series of stock, any limitations, restrictions or conditions on the payment of dividends, whether or not dividends shall be cumulative and the date or dates from which dividends shall commence to accrue and, if cumulative, shall be cumulative;
     (3) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;
     (4) the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation;
     (5) whether or not the share of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or any series thereof, or of any other series of the same class of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
     (6) whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers;
     (7) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;
     (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation, of the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;
     (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;
     (10) whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Article FOURTH and, if subject to additional restrictions, the extent of such additional restrictions; and
     (11) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall not be inconsistent with this paragraph (b) of this Article FOURTH.
          (c) out of funds of the Corporation legally available for dividends, the holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the per annum rate for such series fixed by the Board of Directors, as provided in paragraph (b) of this Article FOURTH, and no more, payable on such date or dates as may be designated by the Board of Directors (each such date being herein called a dividend payment date and each period ending on a dividend payment date being herein called a dividend period), to stockholders of record on the respective date or dates, not exceeding sixty (60) days preceding such dividend payment date or dates, fixed for that purpose by the Board of Directors, in each case from the date of cumulation (as defined in paragraph (h) of this Article FOURTH) of such series (provided, however, that, if the date of cumulation of such series shall be a date less than thirty (30) days prior to a dividend payment date, the dividend that would otherwise be payable on such dividend payment date will be payable on the next succeeding dividend payment date). Except as may otherwise be provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, dividends on Preferred Stock shall be cumulative (whether or not in any dividend period there shall be funds of the Corporation legally available for the payment of such dividends), so that, if at any time full cumulative dividends (as defined in paragraph (h) of this Article FOURTH) upon the Preferred Stock outstanding of all series to the end of the last completed dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart for such payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on each such series and a sum sufficient for the payment thereof shall have been set apart for such payment, before any sum or sums shall be set aside for or applied to the redemption or purchase of Preferred Stock of any series (either pursuant to any applicable sinking fund or purchase fund provisions or any redemptions authorized pursuant to paragraph (g) of this Article FOURTH or otherwise) or set aside for or applied to the purchase of Common Stock and before any dividend shall be declared or paid upon or set apart for, or any other distribution ordered or made in respect of, the Common Stock (other than a dividend payable in Common Stock); provided, however, that any moneys deposited in the sinking fund or purchase fund provided for any series of Preferred Stock in the resolution or resolutions providing for the issue of shares of said series, in compliance with the provisions of such sinking fund or purchase fund and of this paragraph (c), may thereafter be applied to the redemption or purchase of Preferred Stock in accordance with the terms of such fund whether or not at the time of such application full cumulative dividends upon the outstanding Preferred Stock of all series to the end of the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof shall have been set apart for such payment. All dividends declared upon Preferred Stock of the respective series outstanding for any dividend period shall be declared pro rata, so that the amounts of dividends per share declared for such period on the Preferred Stock of different series that were outstanding during such period shall in all cases bear to each other the same ratio that the respective dividend rates of such series for such period bear to each other.
          (d) Before any sum or sums shall be set aside for or applied to the purchase of Common Stock and before any dividend shall be declared or paid upon or set apart for, or any other distribution ordered or made in respect of, the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the sinking fund or purchase fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding.
          (e) Subject to the provisions of paragraphs (c) and (d) of this Article FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.
          (f) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of all outstanding Preferred Stock of all series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount determined as provided in paragraph (b) of this Article FOURTH for every share of their holdings of Preferred Stock of such series before any distributions of assets shall be made to the holders of Common Stock. If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock of all series shall be entitled, the holders of all outstanding Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amount which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to Preferred Stock of all series were paid in full. If, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of all outstanding Preferred Stock of all series shall have received the full amount to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease or conveyance, of all or a part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (f).
          (g) Subject to any requirements which may be applicable to the redemption of any series of Preferred Stock as provided in any resolution or resolutions providing for the issue of such series of Preferred Stock, the Preferred Stock of any series, at any time outstanding, may, if so provided in the resolution or resolutions providing for the issue of such series, be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than thirty (30) days’ prior notice to the holders of record of Preferred Stock to be redeemed, given by mail, or by publication in such manner as may be prescribed by resolution or resolutions of the Board of Directors.
     (1) if such redemption shall be otherwise than by the application of moneys in any sinking fund referred to in paragraph (c) of this Article FOURTH, at the redemption price, fixed as provided in paragraph (b) of this Article FOURTH, at which shares of Preferred Stock of the particular series may then be redeemed at the option of the Corporation and
     (2) if such redemption shall be by the application of moneys in any sinking fund referred to in paragraph (c) of this Article FOURTH, at the redemption price, fixed as provided in paragraph (b) of this Article FOURTH, at which shares of Preferred Stock of the particular series may then be redeemed for such sinking fund;
provided, however, that, before Preferred Stock of any series shall be redeemed at said redemption price thereof specified in clause (1) of this paragraph (g), all moneys at the time in the sinking fund, if any, for Preferred Stock of that series shall first be applied, as nearly as may be, to the purchase or redemption of Preferred Stock of that series as provided in the resolution or resolutions of the Board of Directors providing for such sinking fund. If less than all the outstanding shares of Preferred Stock of any series are to be redeemed, the redemption may be made either by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors. The Corporation may, if it shall so elect, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, State of New York, and having capital and surplus of at least Ten Million Dollars ($10,000,000). The date upon which such deposit may be made by the Corporation (herein called the date of deposit) shall be prior to the date fixed as the date of redemption. In any such case there shall be included in the notice of redemption a statement of the date of deposit and of the name and address of the bank or trust company with which the deposit has been or will be made. From and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice) or, if the Corporation shall have made such deposit on or before the date specified therefor in such notice, then from and after the date of deposit, all dividends on the shares of Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price as hereinafter provided and, in the case of such deposit, any conversion rights not theretofore expired, shall cease and terminate and such shares shall no longer be deemed outstanding. Such conversion rights, however, in any event shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed by the Board of Directors pursuant to paragraph (b) of this Article FOURTH for termination of such conversion rights. At any time on or after the date fixed as aforesaid for such redemption or, if the Corporation shall elect to deposit the moneys for such redemption as herein provided, then at any time on or after the date of deposit and without awaiting the date fixed as aforesaid for such redemption, the respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation, or, in the event of such deposit, to the bank or trust company with which such deposit shall be made of certificates for the number of shares to be redeemed, such certificates to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys so deposited which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the making of such deposit shall be returned to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of four (4) years after the redemption date, together with any interest thereon allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Corporation and such holders shall thereafter look only to the Corporation for payment of the redemption price.

          (h) The term ‘date of cumulation’ as used with reference to the Preferred Stock of any series shall be deemed to mean the date fixed by the Board of Directors as the date of cumulation of such series at the time of the creation thereof or, if no date shall have been so fixed, the date on which shares of such series are first issued; provided, however, that the date of cumulation for additional shares of any series of Preferred Stock issued after the original issue of shares of such series shall be the first day of the dividend period in which such additional shares shall be issued. Whenever used with reference to any shares of any series of Preferred Stock, the term ‘full cumulative dividends’ shall be deemed to mean (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been funds of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full dividend rate fixed for such series as provided in paragraph (b) of this Article FOURTH for the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including any amount equal to the dividend at such rate for any fraction of a dividend period included in such period of time). In the event of the issue of additional shares of Preferred Stock of any series after the original issue of shares of Preferred Stock of such series, all dividends paid on Preferred Stock of such series prior to the date of issue of such additional shares, and all dividends declared and payable to holders of record of Preferred Stock of such series on any date prior to the issue of such additional shares, shall be deemed to have been paid on the additional shares so issued.
          (i) Shares of any series of Preferred Stock which have been redeemed or purchased by the Corporation (whether through the operation of a sinking fund or purchase fund or otherwise), or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the Corporation of any other class or classes, or any series thereof, or of any other series of the same class of stock of the Corporation, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of such series or of any other series of Preferred Stock.
          (j) No holder of any shares of stock of any class of the Corporation, whether now or hereafter authorized, shall be entitled to any preemptive, preferential or other rights to subscribe for or purchase or acquire any shares of stock of any class or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase or acquire, shares of stock of any class, or any series thereof, or any other securities now or hereafter authorized, and, in either case, whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.
          (k) Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
          (l) Except as otherwise provided by law, or this Certificate of Incorporation, or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose. Except as aforesaid, the holders of Preferred Stock, as such holders, shall not be entitled to notice of any meeting of stockholders.
          (m) Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except for such voting powers, if any, as are granted to the holders of Preferred Stock by law or as may be granted by the Board of Directors to the holders of any one or more series of Preferred Stock in the resolution or resolutions providing for the issue of any such series, voting power for the election of directors and for all other purposes shall be vested exclusively in the Common Stock, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.
          FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).
          SIXTH: The Corporation is to have perpetual existence.
          SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.
          EIGHTH: The Board of Directors is expressly authorized and empowered to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter and repeal any By-laws made by the Board of Directors.
          NINTH: The Corporation reserves the right to amend the provisions contained in this Certificate and in any Certificate amendatory thereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.”

          3. This restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245, of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, NORTHWEST PIPELINE CORPORATION has caused this Certificate to be signed by John B. Megahan, its Vice President, and attested by Wayne S. Gerber, its Secretary, this 16th day of January, 1974.

[SEAL OF NORTHWEST PIPELINE CORPORATION]	NORTHWEST PIPELINE CORPORATION

	By	/s/ John B. Megahan
Vice President
ATTEST:

By	/s/ Wayne S. Gerber
Secretary

CERTIFICATE OF AGREEMENT OF MERGER
OF
NORTHWEST PIPELINE CORPORATION (DEL.DOM.)
MERGING
NPC, INC. (DEL.DOM.)
UNDER NAME OF
NORTHWEST PIPELINE CORPORATION (DEL. DOM.)
6265-17
FILED
1975
FEB 28 1975 12 YEARS
[ILLEGIBLE]

AGREEMENT AND PLAN OF MERGER
      This Agreement dated as of December 5, 1974, among Northwest Pipeline Corporation, a Delaware corporation (“Pipeline”). NPC, INC., a Delaware corporation (“NPC”), said two corporations being herein sometimes collectively called the “Constituent Corporations” and Northwest Energy Company, a Delaware corporation (“Energy”), as a third party thereto.
Witnesseth:
     Whereas, Pipeline is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 10, 1965 by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds of the County of New Castle, Delaware on that date, said Certificate of Incorporation having been amended from time to time thereafter: the principal office of Pipeline in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle; and the name of its registered agent at such office is The Corporation Trust Company; and
     Whereas, Energy is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on February 7, 1974, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds in the County of New Castle, Delaware, on that date; the principal office of Energy in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such office is The Corporation Trust Company; and
     Whereas, NPC is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on September 23, 1974, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds in the County of New Castle, Delaware on that date; the principal office of NPC in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle; and the name of its registered agent at such office is The Corporation Trust Company; and
     Whereas, Pipeline at the date of this Agreement has an authorized capitalization consisting of (i) 10,000,000 shares of Common Stock, par value $1 per share, of which 3,491,168 shares are now issued and outstanding; and (ii) 1,000,000 shares of Preferred Stock, par value $1 per share, issuable in series, of which no shares are now issued and outstanding; and
     Whereas, on the date this Agreement becomes effective, Energy will have an authorized capitalization consisting of 10,000,000 shares of Common Stock, par value of $1 per share, of which 1,000 shares have been validly issued and are outstanding and owned by Pipeline, and 1,000,000 shares of Preferred Stock, par value of $1 per share, issuable in series, of which no shares are now issued and outstanding; and
     Whereas, NPC has an authorized capitalization consisting of 100 shares of Common Stock, par value of $ 1 per share, all of which have been validly issued and are outstanding; and all of which are owned by Energy; and
     Whereas. the Boards of Directors of the parties hereto deem it desirable, upon the terms and subject to the conditions herein stated, that NPC be merged with and into Pipeline and that Pipeline be the surviving corporation, with the outstanding shares of Common Stock, par value $1 per share of Pipeline converted into shares of Common Stock, par value $1 per share, of Energy; the outstanding shares of Common Stock, par value $1 per share, of NPC converted into shares of Common Stock, par value $1 per share of Pipeline; and the 1,000 shares of Common Stock of Energy owned by Pipeline returned by Pipeline to Energy, so that after the merger all of the outstanding Common Stock of Energy will be owned by those who, prior to the merger, owned the outstanding Common Stock of Pipeline;

     Now, Therefore , it is agreed as follows:
SECTION 1
Terms
     1.1 Upon the terms and subject to the conditions herein stated, it is agreed that on the effective date of the merger, NPC shall be merged with and into Pipeline, with Pipeline as the surviving corporation (hereinafter referred to as the “Surviving Corporation”).
     1.2 Upon the effective time of the merger:
     (a) Each outstanding share of Common Stock of Pipeline immediately prior to the effective time of the merger and all rights in respect thereof shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into one outstanding share of Common Stock of Energy.
     (b) The number of outstanding shares of NPC Common Stock immediately prior to the effective time of the merger shall be increased to equal the number of shares of Pipeline outstanding immediately prior to the effective time of the merger and each such outstanding share of NPC Common Stock and all rights in respect thereof shall, by virtue of the merger and without any action on the part of Energy, be converted into one outstanding share of Common Stock of Pipeline.
     (c) The 1,000 shares of Common Stock of Energy owned by Pipeline immediately prior to the effective time of the merger shall be contributed to, and transferred by Pipeline to, Energy.
     1.3 Each holder of a stock certificate or certificates representing outstanding shares of Common Stock of Pipeline immediately prior to the merger, upon surrender of such certificate or certificates to Energy after the effective date of the merger, shall be entitled to receive a stock certificate or certificates representing the same number of shares of Common Stock of Energy. Until so surrendered, each such stock certificate shall, by virtue of the merger, become and be deemed for all purposes to evidence ownership of the same number of shares of Common Stock of Energy.
     1.4 If any certificate representing Common Stock of Energy is to be issued in a name other than that in which the certificate of Pipeline surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to Energy or its transfer agents any transfer or other taxes required by reason of the issuance of certificates representing Common Stock of Energy in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Energy or its transfer agents that such tax has been paid or is not applicable.
SECTION 2
Effective Time of Merger
     2.1 This Agreement shall be submitted to the stockholders of each of the Constituent Corporations as provided by the applicable laws of the State of Delaware. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated as contemplated by Section 4, this Agreement, certified, executed and acknowledged in compliance with the provisions of applicable law, shall be delivered for filing to the Secretary of State of Delaware, and thereafter one copy of this Agreement, certified by the Secretary of State of Delaware, shall be recorded in the Office of the Recorder of New Castle County, Delaware.
     The Merger shall become effective as of 5:00 P.M., Delaware time, on the day on which this Agreement is filed with the Secretary of State of Delaware, which time is sometimes referred to as the “effective time of the merger.”

2

     2.2 The Certificate of Incorporation and the By-laws of Pipeline in existence and effect immediately prior to the effective time of the merger shall be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation, until the same shall thereafter be altered, amended, or repealed, in accordance with their respective terms.
     2.3 At the effective time of the merger all and singular the rights, privileges, powers and franchises, as well of a public as of a private nature, and all the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them on whatever account, including subscriptions to shares and all other things in action, or belonging to either of them, shall be taken and deemed to be transferred to, and shall be vested in, the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the merger; but the Surviving Corporation shall thenceforth be liable for all debts, liabilities, obligations, duties and penalties of each of the Constituent Corporations, and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by it. No liability or obligation due at the effective time of the merger, or then to become due, claim or demand for any cause then existing against either of the Constituent Corporations, or any shareholder, officer or director thereof, shall be released or impaired by the merger, and all rights of creditors and all liens upon property of either of the Constituent Corporations shall be preserved unimpaired.
     2.4 At the effective time of the merger the assets and liabilities of the Constituent Corporations (except items of capital and surplus) shall be taken up or continued, as the case may be, on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of the respective Constituent Corporations immediately prior to the effective time of the merger, and the capital and surplus accounts of the Surviving Corporation shall be determined in accordance with generally accepted accounting principles by the Board of Directors of the Surviving Corporation.
     2.5 From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Pipeline shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further and other action, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in Section 2.3 hereof and otherwise to carry out the intent and purposes of this Agreement.
SECTION 3
Covenants and Agreements
     3.1 Pipeline covenants and agrees that it will present this Agreement for adoption or rejection by vote of the holders of Common Stock of Pipeline at a Special Meeting of Stockholders called for such purpose, will furnish to such holders such documents and information in connection therewith as required by law, and will recommend approval of this Agreement by such holders.
     3.2 Energy covenants and agrees that (i) it will, as sole stockholder of NPC, vote all shares of NPC Common Stock owned by it to approve this Agreement as provided by law, and (ii) it will not, prior to the effective date of the merger, without obtaining the written consent of Pipeline, permit any change in NPC or its capital stock.
     3.3 Energy and Pipeline covenant and agree that they will, before or after the effective date of the merger, take or cause to be taken such actions as are necessary to amend or supplement the existing employee benefit plans of Pipeline or cause comparable new plans to be adopted, so that the existing rights of participants under such plans are preserved to the fullest possible extent and benefits comparable to those currently available thereunder continue to be available.

3

SECTION 4
Termination of Agreement
     At any time prior to the filing of this Agreement with the Secretary of State of Delaware, this Agreement may be terminated and abandoned by the Board of Directors of Pipeline, notwithstanding favorable action on the merger by the stockholders of either or both of the Constituent Corporations.
SECTION 5
Miscellaneous
     5.1 This Agreement may be amended by an agreement in writing, before or after the meeting of stockholders of Pipeline and the vote of Energy as sole stockholder of NPC, at any time prior to the effective date of the merger, with respect to any of the terms contained herein except the terms of the conversion provided for in Section 1.2.
     5.2 This Agreement shall be construed under and in accordance with and be governed by the laws of the State of Delaware.
     5.3 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.
     5.4 This Agreement may be executed in one or more counterparts, each of which when duly executed shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
     In Witness Whereof, Pipeline, NPC and Energy have each caused this Agreement to be executed by its Chairman of the Board or President or any Vice President and attested by its Secretary or any Assistant Secretary, and its corporate seal affixed, all as of the date first above written.

The Constituent Corporations:

Northwest Pipeline Corporation

[SEAL OF NORTHWEST PIPELINE CORPORATION]

	By	/s/ A.N Porter

Attest:		Vice President-Finance & Treasurer

/s/ William P. Diener
Assistant Secretary

[SEAL OF NPC, INC.]

NPC, INC.

	By	/s/ [ILLEGIBLE]

Attest:		Vice President

/s/ David M. Higbee
Assistant Secretary

The Third Party:

Northwest Energy Company

[SEAL OF NORTHWEST ENERGY COMPANY]

	By	/s/ Thomas W. diZerega

Attest:		Vice President

/s/ David M. Higbee Assistant Secretary

     I, Thomas W. diZerega, Secretary of Northwest Pipeline Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been duly signed on behalf of the said corporation and having been signed on behalf of NPC, INC., a corporation of the State of Delaware, was duly submitted to the stockholders of said Northwest Pipeline Corporation at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation after at least 20 days’ notice by mail as provided by Section 251 of Title 8 of the Delaware Code of 1953 on the 27th day of February, 1975, for the purpose, among other things, of considering and taking action upon the proposed Agreement and Plan of Merger; that 3,491,168 shares of Common Stock of said corporation were on said date issued and outstanding and were the only shares having voting power; that the proposed Agreement and Plan of Merger was approved by an affirmative vote representing at least a majority of the outstanding stock of said corporation entitled to vote thereon, and that thereby the Agreement and Plan of Merger was at said meeting duly adopted as the act of the stockholders of Northwest Pipeline Corporation and was the duly adopted agreement of said corporation.
     Witness my hand this 27th day of Feb, 1975.

/s/ Thomas W. deZerega

Secretary
     I, David M. Higbee, Assistant Secretary of NPC, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as such Assistant Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Northwest Pipeline Corporation, a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code of 1953, by the unanimous written consent of Northwest Energy Company, the sole stockholder holding 100 shares of the Common Stock of NPC, INC., these being all its issued and outstanding shares having voting power, and that thereby the Agreement and Plan of Merger was duly adopted as the act of the sole stockholder of NPC, INC. and the duly adopted agreement of the said corporation.
     Witness my hand this 27th day of February, 1975.

/s/ David M. Higbee

Assistant Secretary
[SEAL]
[SEAL]

5

     The Above Agreement and Plan of Merger, having been executed on behalf of each of the Constituent Corporations which are parties thereto, and having been adopted separately by each such corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and that fact having been certified on said Agreement and Plan of Merger by the Secretary or Assistant Secretary of each such corporate party thereto, the Chairman of the Board of Directors or the President of each such corporate party thereto does hereby attest the said Agreement and Plan of Merger, as the respective act, deed and agreement of each of said corporations, on this 27th day of February, 1975.

Northwest Pipeline Corporation

[SEAL OF NORTHWEST PIPELINE CORPORATION]	By	[ILLEGIBLE]

President & Chairman of the Board

[ILLEGIBLE] Assistant Secretary

npc, inc.

[SEAL OF NPC. INC.]	By	[ILLEGIBLE]

President & Chairman of the Board

[ILLEGIBLE] Assistant Secretary

6

CERTIFICATE OF AMENDMENT
OF
NORTHWEST PIPELINE CORPORATION
6265 - 17
FILED
MAY 22 1975 10 AM
[ILLEGIBLE]
[ILLEGIBLE]

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
**********
          NORTHWEST PIPELINE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of Northwest Pipeline Corporation, at a meeting of said Board held on May 2, 1975, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and resolving to put the matter before the sole stockholder of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended so that, as amended, said first paragraph of Article FOURTH shall be and read as follows:
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,034,912, of which 1,000,000 shares are to be of a class designated Preferred Stock (hereinafter called the Preferred Stock) of the par value of $1.00 each, and 34,912 shares are to be of a class designated Common Stock (hereinafter called the Common Stock) of the par value of $100.00 each.
     RESOLVED that upon the filing with the Secretary of State of a Certificate of Amendment of the Restated Certificate of Incorporation to effect the foregoing change in Article FOURTH of said Restated Certificate of Incorporation, the number of shares of outstanding Common Stock of this Corporation and the par value thereof shall be changed from 3,491,168 shares of the par value of One Dollar ($1.00) each to 34,912 shares of the par value of One Hundred Dollars ($100.00) each.

          SECOND: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation unanimously consented to said amendment.
          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Northwest Pipeline Corporation has caused this Certificate to be signed by Thomas W. diZerega, its Vice President, and attested by David M. Higbee, its Assistant Secretary, this 9th day of May,1975.

NORTHWEST PIPELINE CORPORATION

	By	/s/ Thomas W. diZerega

Thomas W. diZerega
Vice President

[SEAL OF NORTHWEST PIPELINE CORPORATION]

ATTEST:

/s/ David M. Higbee
David M. Higbee
Assistant Secretary

STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)
          BE IT REMEMBERED, that on this 9th day of May, 1975, before me, a Notary Public in and for the State of Utah, personally appeared Thomas W. diZerega, personally known to me to be one of the persons whose name is subscribed to the foregoing Certificate, and, I having first made known to him the contents of said Certificate, he did acknowledge said Certificate to be his act and deed, and that the facts therein stated are truly set forth therein.
          Given under my hand and seal of office this day and year aforesaid.

/s/ Barbara Morens

Notary Public
Residing at: Salt Lake City, Utah

[SEAL]

My Commission Expires:

May 6, 1978

CERTIFICATE OF AMENDMENT
OF
NORTHWEST PIPELINE CORPORATION
6265-17
FILED
DEC 31, 1975 10 A.M
[ILLEGIBLE]

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
*******
          NORTHWEST PIPELINE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of Northwest Pipeline Corporation, at a meeting of said Board held on December 29, 1975, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and resolving to put the matter before the sole stockholder of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:
     RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended so that, as amended, said first paragraph of Article FOURTH shall be and read as follows:
     “FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,034,912, of which 10,000,000 shares are to be of a class designated Preferred Stock (hereinafter called the Preferred Stock) of the par value of $1.00 each, and 34,912 shares are to be of a class designated Common Stock (hereinafter called the Common Stock) of the par value of $100.00 each.”
          SECOND: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation consented to said amendment.
          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Northwest Pipeline Corporation has caused this Certificate to be signed by A.N. Porter, a Vice President, and attested by William P. Diener, an Assistant Secretary this 30th day of December, 1975.

NORTHWEST PIPELINE CORPORATION

	By	/s/ A. N. Porter

Vice President

ATTEST:

/s/ William P. Diener Assistant Secretary

CERTIFICATE OF DESIGNATION
OF
NORTHWEST PIPELINE CORPORATION
6265 - 17
FILED
JAN 14 1976 10 AM.
[ILLEGIBLE]
SECRETARY OF STATE

NORTHWEST PIPELINE CORPORATION
Certificate of Designation, Preferences and Rights of a Series of Preferred Stock by Resolution of the Board of Directors providing for an Issue of 800,000 Shares of Preferred Stock Designated “ $2.50 Cumulative Preferred Stock”

NORTHWEST PIPELINE CORPORATION
Certificate of Designation, Preferences and Rights of a Series of Preferred Stock by Resolution of the Board of Directors providing for an Issue of 800,000 Shares of Preferred Stock Designated “$2.50 Cumulative Preferred Stock”
          Northwest Pipeline Corporation (hereinafter referred to as the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of Title 8 of the Delaware Code, does HEREBY CERTIFY:
          That pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, said Board of Directors, at a meeting duly convened and held on January 12,1976, at which a quorum was present and acting throughout, adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 800,000 shares, designated “$2.50 Cumulative Preferred Stock”, which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in this Board of Directors by the Restated Certificate of Incorporation, this Board of Directors does hereby provide for the issue of an initial series of the Preferred Stock, par value $1.00 per share, of the Corporation to be designated “$2.50 Cumulative Preferred Stock” (herein called the “$2.50 Preferred Stock”), consisting of and to be limited to 800,000 shares of the presently authorized but unissued shares of Preferred Stock, and, to the extent that the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the $2.50 Preferred Stock are not stated and expressed in the Restated Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows (all terms used herein which are defined in the Restated Certificate of Incorporation to have the meanings provided in said Restated Certificate of Incorporation):
     I. The dividend rate on the $2.50 Preferred Stock shall be $2.50 per annum, payable quarterly on the first days of January, April, July and October, which dividends shall be cumulative; and the date from which dividends thereon shall accrue and cumulate shall be the date of original issuance.
     II. The holders of the $2.50 Preferred Stock shall be entitled to receive (in addition to accrued and unpaid dividends) the then applicable optional redemption price per share in the event of a voluntary liquidation, dissolution or winding up of the Corporation and $25 per share in the event of an involuntary liquidation, dissolution or winding up of the Corporation.
     III. The $2.50 Preferred Stock may be redeemed in whole or in part at any time or from time to time at the option of the Board of Directors at the following redemption prices per share, plus in each case an amount equal to accrued and unpaid dividends thereon to the redemption date:

Optional Redemption
If Redeemed	Price Per Share
On or before December 31, 1980	$27.50

From January 1, 1981 to December 31, 1984, inclusive	$26.875

From January 1, 1985 to December 31, 1988, inclusive	$26.250

From January 1, 1989 to December 31, 1992, inclusive	$25.625

On or after January 1, 1993	$25.00;
provided, however, that prior to January 1, 1981 no shares of $2.50 Preferred Stock may be so redeemed at the option of the Corporation, directly or indirectly, from or in anticipation of moneys borrowed, or proceeds from Preferred Stock (or any other stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets upon liquidation) sold, by or for the account of the Corporation, at a cost of money to it (calculated in accordance with generally accepted financial practice) of less than 10% per annum.
     If the Corporation shall elect to redeem all or part of the $2.50 Preferred Stock, it shall cause at least 30 days’ previous notice of such redemption to be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation as of such date no more than 50 days prior to the redemption date as shall be established by the Board of Directors of the Corporation, and such notice shall also be published at least once and at least 30 days prior to such redemption in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York.
     In the case of the redemption of only part of the $2.50 Preferred Stock, the Corporation shall select by lot or other means of random selection the shares so to be redeemed. The Board of Directors shall have full power and authority to prescribe the manner in which such selection shall be made.

     IV. The $2.50 Preferred Stock shall also be redeemed for the sinking fund hereinafter referred to on each January 1, beginning January 1, 1981, at $25 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of redemption (hereinafter called the “sinking fund redemption price”).
     A. So long as any of the $2.50 Preferred Stock shall be outstanding, on January 1 in each year, commencing with the year 1981 (each such January 1 being hereinafter called a “sinking fund redemption date”) the Corporation shall, subject to the provisions of paragraph (c) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation and to the provisions of paragraph F of this Section IV, redeem at the sinking fund redemption price 50,000 shares of the $2.50 Preferred Stock. The obligation of the Corporation to redeem shares of the $2.50 Preferred Stock is herein sometimes referred to as the sinking fund obligation.
     B. The Corporation’s sinking fund obligation shall be cumulative so that if on any January 1 on or after January 1, 1981 the Corporation shall not have satisfied in full its sinking fund obligation under paragraph A above, whether by reason of the provisions of paragraph (c) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation or of any applicable restrictions of the character mentioned in paragraph F of this Section IV, or for any other reason whatsoever, then any such deficiency shall be made good on January 1 in the succeeding year or years as soon as and to the extent permitted by law and said provisions of the Restated Certificate of Incorporation and any applicable restrictions of the character mentioned in paragraph F of this Section IV; and, until any such deficiency in the fulfillment of any sinking fund obligation shall so be made good, the Corporation shall not declare or pay any dividend on, or make any distribution to the holders of Junior Stock (other than a dividend or distribution payable in Junior Stock), and no moneys or other consideration shall be set aside for or applied to the purchase or redemption of any Junior Stock.
     C. The Corporation shall have the right to take as a credit against all or any part of any sinking fund obligation any shares of the $2.50 Preferred Stock redeemed by the Corporation at the applicable optional redemption price set forth in Section III above, or purchased or otherwise acquired by the Corporation, and which have reverted to the status of authorized and unissued shares of Preferred Stock (other than pursuant to paragraph D of this Section IV) and not theretofore applied as a credit against a sinking fund obligation.
     D. The Corporation shall, at its option, have the non-cumulative right to redeem, at the sinking fund redemption price, up to an additional 50,000 shares of $2.50 Preferred Stock on each sinking fund redemption date. The election of the Corporation to make any such optional redemption shall be irrevvocable from the time notice of such election is given as provided in the second paragraph of Section III above. No share of $2.50 Preferred Stock so redeemed may be credited against a sinking fund obligation.
     E. The provisions of the second and third paragraphs of Section III hereof relating to redemption of the $2.50 Preferred Stock at the option of the Board of Directors shall also be applicable to and shall govern redemptions of the $2.50 Preferred Stock for the sinking fund and pursuant to the option of the Corporation described in paragraph D of this Section IV.
     F. Notwithstanding the foregoing provisions of this Section IV, the Corporation shall not be required to redeem any shares of the $2.50 Preferred Stock in connection with any sinking fund obligation if, to the extent that, and so long as, such redemption would be in violation of any provision of any agreement now existing or hereafter entered into by the Corporation relating to indebtedness of the Corporation.
     V. Except as herein or by law expressly provided, the $2.50 Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the $2.50 Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.
     A. If, however, and whenever, at any time or times, dividends payable on the Preferred Stock shall be in arrears in an aggregate amount equivalent to six full quarter-yearly dividends, the outstanding Preferred Stock shall have the exclusive right, voting separately as a class, to elect two members of the Board of Directors of the Corporation, and the remaining directors shall be elected by the other class or classes of stock entitled to vote therefor, also voting separately as a class, at each meeting of the stockholders held for the purpose of electing directors, until such time as all dividends on the Preferred Stock for all past quarter-yearly dividend periods shall have been paid in full, at which time the right of Preferred Stock to vote and to be represented at and to receive notice of meetings shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.
     At any time when such voting power shall be vested in the Preferred Stock as herein provided, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten per cent (10%) in amount of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto, for the purpose of electing directors. Such meeting shall be called upon the notice required for annual meetings of stockholders and shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting power shall be vested in the Preferred Stock.
     At any meeting so called, and at any other meeting of stockholders held for the purpose of electing directors at which the Preferred Stock shall have the right, voting separately and as a class, to elect directors as aforesaid, the presence in person or by proxy of one-third of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of any director by the Preferred Stock as a class. If such quorum of the shares of Preferred Stock be present, then such shares of Common Stock as may be present at the meeting in person or by proxy, shall, for the purpose of electing directors, constitute a quorum of the Common Stock.
     If at any such meeting or adjournment thereof a quorum of the Preferred Stock shall not be present, no election of the directors shall take place and the meeting shall be adjourned from time to time for periods not exceeding thirty days until a quorum of the Preferred Stock is present at such adjourned meeting.
     The term of office of all directors in office at any time when voting power shall, as aforesaid, become vested in the Preferred Stock shall terminate upon the election of any new directors at any meeting of stockholders called for the purpose of electing directors. Upon any termination of the right of the Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office shall terminate upon the election of any new directors at a meeting of the other class or classes of stock of the Corporation then entitled to vote for directors, which meeting may be held at any time after such termination of voting rights in the Preferred Stock, upon notice as required by law or the by-laws of the Corporation for meetings of stockholders.
     B. So long as any shares of $2.50 Preferred Stock shall be outstanding, the Corporation shall not, (i) without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of Article FOURTH of the Restated Certificate of Incorporation of the Corporation so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof, or (ii) without the consent of the holders of at least two-thirds of the number of shares of the $2.50 Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of the resolution establishing the $2.50 Preferred Stock, so as to affect adversely the rights, powers or preferences of the $2.50 Preferred Stock or of the holders thereof.
     C. So long as any shares of the $2.50 Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, create or authorize any additional class of stock ranking prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation or increase the authorized amount of any such additional class of stock.
     D. So long as any shares of the $2.50 Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of a majority of the number of shares of Preferred Stock at the time outstanding given in person or by proxy, either in writing or by vote at a special meeting called for the purpose:
     (a) merge into or consolidate with any other corporation or corporations, except in the case of a merger in which the Corporation shall be the surviving corporation; or
     (b) create or authorize any additional class of stock ranking on a parity with the Preferred stock in respect of dividends or distribution of assets on liquidation; or increase the authorized amount of any such additional class of stock; or
     (c) increase the total authorised number of shares of Preferred Stock; or
     (d) issue or sell any shares of Preferred Stock or any shares of any class of stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation, unless
          (i) the net earnings of the Corporation available for interest and dividends for a period of twelve consecutive calendar months out of the fifteen months immediately preceding such issue or sale of additional stock shall amount to at least one and one-half times the sum of (x) the aggregate amount of interest accrued for said twelve month period on all indebtedness incurred or guarantied by the Corporation from time to time outstanding during such period, and (y) the annual dividend requirements on all shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation to be outstanding immediately after such proposed issue or sale; and
          (ii) after giving effect to the proposed issue or sale of such additional stock, the Junior Stock Equity of the Corporation shall be at least equal to the involuntary liquidation value of the outstanding shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation.
     In the event that, at the time of any determination of net earnings of the Corporation available for interest and dividends or net income of the Corporation available for dividends on Junior Stock (as hereinafter defined), the Corporation shall be collecting increased rates which have been placed in effect subject to refund by order of the Federal Power Commission or other governmental regulatory authority or any court, in any proceeding relating to such rate increase, the revenues resulting from such rate increase shall be taken into account in such determination to the extent that the inclusion of such revenues does not, in the opinion of the Corporation, result in the Corporation’s earning a rate of return in respect of its Common Stock Equity on its business subject to rate regulation in excess of such rate of return last allowed to the Corporation by the Federal Power Commission or other governmental regulatory authority having jurisdiction in the premises.
     VI. So long as any shares of $2.50 Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend on, or make any distribution to the holders of, Junior Stock (other than a dividend or distribution payable in Junior Stock), nor shall the Corporation purchase, redeem or otherwise acquire for a consideration any shares of Junior Stock (other than in exchange for Junior Stock or from the cash proceeds of a substantially concurrent sale of Junior Stock), unless, after giving effect to such dividend, distribution, purchase, redemption or acquisition, the aggregate amount of all such dividends, distributions, purchases, redemptions or acquisitions during a period of 12 consecutive calendar months out of the 15 months immediately preceding the taking of such action (a) does not exceed 50% of the net income of the Corporation available for dividends on Junior Stock during said 12–month period, in case Junior Stock Equity of the Corporation would be reduced to less than 20% of total capitalization of the Corporation, or (b) does not exceed 75% of such net income, in case Junior Stock Equity of the Corporation would be reduced to less than 25%, but not less than 20%, of total capitalization of the Corporation.
     VII. For all purposes of these resolutions, except as otherwise expressly provided or unless the context otherwise requires:
     The term “Common Stock Equity of the Corporation” shall mean, at any date as of which the amount thereof is to be determined, the aggregate of the amount of Common Stock liability of the Corporation, plus (or minus in the case of a deficit) the capital surplus applicable to the Common Stock and the earned surplus of the Corporation, plus any premium on Common Stock of the Corporation, as determined in accordance with generally accepted accounting principles.
     The term “funded debt”, as applied to the Corporation, shall mean all indebtedness created, guaranteed or assumed by the Corporation or upon which it customarily pays interest charges, which matures by its terms, or is renewable at the option of the obligor, to a date more than one year after the date as of which the funded debt of the Corporation is being determined.
     The term “Junior Stock” shall mean the Common Stock of the Corporation and any other stock of the Corporation, now or hereafter authorized, over which the Preferred Stock has preference or priority as to the payment of dividends or as to distribution of assets on liquidation.
     The term “Junior Stock Equity of the Corporation” shall mean, at any date as of which the amount thereof is to be determined, the aggregate of the amount of Junior Stock liability of the Corporation, plus (or minus in the case of a deficit) the capital surplus applicable to the Junior Stock and the earned surplus of the Corporation, plus any premium on Junior Stock of the Corporation, as determined in accordance with generally accepted accounting principles.
     The term “net earnings of the Corporation available for interest and dividends” shall mean the total operating and non-operating revenues of the Corporation, including the allowance for funds used during construction, together with interest and dividends upon securities held by the Corporation, less all operating expenses, expenditures for repairs and maintenance, taxes (other than taxes based on or measured by income or profits), appropriations or depreciation, depletion, amortization and property retirements and all non-operating expenditures and losses, but excluding all interest charges and all amortization of stock and debt discount and expense or premiums.
     The term “net income of the Corporation available for dividends on Junior Stock” shall mean the net earnings of the Corporation available for interest and dividends as above defined, after deducting therefrom (i) all interest charges, (ii) taxes based on or measured by income or profits, and (iii) the annual dividend requirements on all shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation during the period for which the computation is being made.

     The term “total capitalization of the Corporation” shall mean the sum of the principal amount of funded debt at the time outstanding and the total capital represented by the capital stock of the Corporation at the time outstanding, based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on the books of the Corporation, plus the total amount of surplus of the Corporation, whether earned, paid in or capital, or less the amount of any net deficit in the Corporation’s surplus account, and plus the amount of any premium on capital stock not included in surplus.
     VIII. Shares of $2.50 Preferred Stock redeemed by the Corporation or purchased by the Corporation and credited against the sinking fund for the $2.50 Preferred Stock may not be reissued as shares of $2.50 Preferred Stock.
          IN WITNESS WHEREOF, said Northwest Pipeline Corporation has caused this Certificate to be signed by A. N. Porter as Vice President, and its corporate seal to be hereunto affixed and attested by Herman F. Assmus, as Assistant Secretary, this 12th day of January, 1976.

[SEAL OF NORTHWEST PIPELINE CORPORATION]	NORTHWEST PIPELINE CORPORATION

	By	/s/ A. N. Porter

(vice President)
/s/ Herman F. Assmus
(Assistant Secretary)

CERTIFICATE OF DESIGNATION
OF
NORTHWEST PIPELINE CORPORATION
6265-17 10 AM.
FILED
MAY 24 1978
[ILLEGIBLE]

NORTHWEST PIPELINE CORPORATION
Certificate of Designation, Preferences and Rights of a Series of Preferred Stock by Resolution of the Board of Directors providing for an Issue of 1,400,000 Shares of Preferred Stock Designated “$2.36 Cumulative Preferred Stock”

NORTHWEST PIPELINE CORPORATION
Certificate of Designation, Preferences and Rights of a Series of Preferred Stock by Resolution of the Board of Directors providing for an Issue of 1,400,000 Shares of Preferred Stock Designated “$2.36 Cumulative Preferred Stock”
          Northwest Pipeline Corporation (hereinafter referred to as the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of Title 8 of the Delaware Code, does HEREBY CERTIFY:
          That pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, said Board of Directors, at a meeting duly convened and held on May 22, 1978, at which a quorum was present and acting throughout, adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 1,400,000 shares, designated “$2.36 Cumulative Preferred Stock”, which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in this Board of Directors by the Restated Certificate of Incorporation, this Board of Directors does hereby provide for the issue of an initial series of the Preferred Stock, par value $1.00 per share, of the Corporation to be designated “$2.50 Cumulative Preferred Stock” (herein called the “$2.50 Preferred Stock”), consisting of and to be limited to 800,000 shares of the presently authorized but unissued shares of Preferred Stock, and, to the extent that the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the $2.50 Preferred Stock are not stated and expressed in the Restated Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows (all terms used herein which are defined in the Restated Certificate of Incorporation to have the meanings provided in said Restated Certificate of Incorporation):
     I. The dividend rate on the $2.50 Preferred Stock shall be $2.50 per annum, payable quarterly on the first days of January, April, July and October, which dividends shall be cumulative; and the date from which dividends thereon shall accrue and cumulate shall be the date of original issuance.
     II. The holders of the $2.50 Preferred Stock shall be entitled to receive (in addition to accrued and unpaid dividends) the then applicable optional redemption price per share in the event of a voluntary liquidation, dissolution or winding up of the Corporation and $25 per share in the event of an involuntary liquidation, dissolution or winding up of the Corporation.
     III. The $2.50 Preferred Stock may be redeemed in whole or in part at any time or from time to time at the option of the Board of Directors at the following redemption prices per share, plus in each case an amount equal to accrued and unpaid dividends thereon to the redemption date:

Optional Redemption
If Redeemed	Price Per Share
On or before June 30, 1983	$27.36

From July 1, 1983 to June 30, 1987, inclusive	$26.77

From July 1, 1987 to June 30, 1991, inclusive	$26.18

From July 1, 1991 to June 30, 1995, inclusive	$25.59

On or after July 1, 1995	$25.00 ;
provided, however, that prior to July 1, 1983 no shares of $2.36 Preferred stock may be so redeemed at the option of the Corporation, directly or indirectly, from or in anticipation of moneys borrowed, or proceeds from Preferred Stock (or any other stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets upon liquidation) sold, by or for the account of the Corporation, at a cost of money to it (calculated in accordance with generally accepted financial practice) of less than 9.44% per annum.
     If the Corporation shall elect to redeem all or part of the $2.36 Preferred Stock, it shall cause at least 30 days’ previous notice of such redemption to be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation as of such date no more than 50 days prior to the redemption date as shall be established by the Board of Directors of the Corporation, and such notice shall also be published at least once and at least 30 days prior to such redemption in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York.
     In the case of the redemption of only part of the $2.36 Preferred Stock, the Corporation shall select by lot or other means of random selection the shares so to be redeemed. The Board of Directors shall have full power and authority to prescribe the manner in which such selection shall be made.

     IV. The $2.36 Preferred Stock shall also be entitled to the benefits of the sinking fund hereinafter referred to providing for the redemption of $2.36 Preferred Stock on each July 1, beginning July 1, 1984, at $25 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of redemption (hereinafter called the “sinking fund redemption price”).
     A. So long as any of the $2.36 Preferred Stock shall be outstanding, on July 1 in each year, commencing with the year 1984 (each such July 1 being hereinafter called a “sinking fund redemption date”) the Corporation shall, subject to the provisions of paragraph (c) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation and to the provisions of paragraph F of this Section IV, redeem at the sinking fund redemption price 94,000 shares of the $2.36 Preferred Stock. The obligation of the Corporation to redeem shares of the $2.36 Preferred Stock is herein sometimes referred to as the sinking fund obligation.
     B. The Corporation’s sinking fund obligation shall be cumulative so that if on any July 1 on or after July 1, 1984 the Corporation shall not have satisfied in full its sinking fund obligation under paragraph A above, whether by reason of the provisions of paragraph (c) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation or of any applicable restrictions of the character mentioned in paragraph F of this Section IV, or for any other reason whatsoever, then any such deficiency shall be made good on July 1 in the succeeding year or years as soon as and to the extent permitted by law and said provisions of the Restated Certificate of Incorporation and any applicable restrictions of the character mentioned in paragraph F of this Section IV; and, until any such deficiency in the fulfillment of any sinking fund obligation shall so be made good, the Corporation shall not declare or pay any dividend on, or make any distribution to the holders of, Junior Stock (as hereinafter defined) (other than a dividend or distribution payable in stock over which the Preferred Stock has preference or priority both as to the payment of dividends and as to distribution of assets on liquidation), and no moneys or other consideration shall be set aside for or applied to the purchase or redemption of any Junior Stock.
     C. The Corporation shall have the right to take as a credit against all or any part of any sinking fund obligation any shares of the $2.36 Preferred Stock redeemed by the Corporation at the applicable optional redemption price set forth in Section III above, or purchased or otherwise acquired by the Corporation, and which have reverted to the status of authorized and unissued shares of Preferred Stock (other than pursuant to paragraph D of this Section IV) and not theretofore applied as a credit against a sinking fund obligation.
     D. The Corporation shall, at its option, have the non-cumulative right to redeem, at the sinking fund redemption price, up to an additional 94,000 shares of $2.36 Preferred Stock on each sinking fund redemption date. The election of the Corporation to make any such optional redemption shall be irrevocable from the time notice of such election is given as provided in the second paragraph of Section III above. No share of $2.36 Preferred Stock so redeemed may be credited against a sinking fund obligation.
     E. The provisions of the second and third paragraphs of Section III hereof relating to redemption of the $2.36 Preferred Stock at the option of the Board of Directors shall also be applicable to and shall govern redemptions of the $2.36 Preferred Stock for the sinking fund and pursuant to the option of the Corporation described in paragraph D of this Section IV.
     F. Notwithstanding the foregoing provisions of this Section IV, the Corporation shall not be required to redeem any shares of the $2.36 Preferred Stock in connection with any sinking fund obligation if, to the extent that, and so long as, such redemption would be in violation of any provision of any agreement now existing or hereafter entered into by the Corporation relating to indebtedness of the Corporation.

     V. Except as herein or by law expressly provided, the $2.36 Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the $2.36 Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.
     A. If, however, and whenever, at any time or times, dividends payable on the Preferred Stock shall be in arrears in an aggregate amount equivalent to six full quarter-yearly dividends, the outstanding Preferred Stock shall have the exclusive right, voting separately as a class, to elect two members of the Board of Directors of the Corporation, and the remaining directors shall be elected by the other class or classes of stock entitled to vote therefor, also voting separately as a class, at each meeting of the stockholders held for the purpose of electing directors, until such time as all dividends on the Preferred Stock for all past quarter-yearly dividend periods shall have been paid in full, at which time the right of Preferred Stock to vote and to be represented at and to receive notice of meetings shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.
     At any time when such voting power shall be vested in the Preferred Stock as herein provided, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten per cent (10%) in amount of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto, for the purpose of electing directors. Such meeting shall be called upon the notice required for annual meetings of stockholders and shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting power shall be vested in the Preferred Stock.

     At any meeting so called, and at any other meeting of stockholders held for the purpose of electing directors at which the Preferred Stock shall have the right, voting separately and as a class, to elect directors as aforesaid, the presence in person or by proxy of one-third of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of any director by the Preferred Stock as a class. If such quorum of the shares of Preferred Stock be present, then such shares of Common Stock as may be present at the meeting in person or by proxy, shall, for the purpose of electing directors, constitute a quorum of the Common Stock.
     If at any such meeting or adjournment thereof a quorum of the Preferred Stock shall not be present, no election of the directors shall take place and the meeting shall be adjourned from time to time for periods not exceeding 30 days until a quorum of the Preferred Stock is present at such adjourned meeting.
     The term of office of all directors in office at any time when voting power shall, as aforesaid, become vested in the Preferred Stock shall terminate upon the election of any new directors at any meeting of stockholders called for the purpose of electing directors. Upon any termination of the right of the Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office shall terminate upon the election of any new directors at a meeting of the other class or classes of stock of the Corporation then entitled to vote for directors, which meeting may be held at any time after such termination of voting rights in the Preferred Stock, upon notice as required by law or the by-laws of the Corporation for meetings of stockholders.
     B. So long as any shares of $2.36 Preferred Stock shall be outstanding, the Corporation shall not, (i) without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of Article FOURTH of the Restated Certificate of Incorporation

of the Corporation so as to affect adversely the rights, powers and preferences of the Preferred Stock or of the holders thereof, or (ii) without the consent of the holders of at least two-thirds of the number of shares of the $2.36 Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of the resolution establishing the $2.36 Preferred Stock, so as to affect adversely the rights, powers or preferences of the $2.36 Preferred Stock or of the holders thereof.
     C. So long as any shares of the $2.36 Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, create or authorize any additional class of stock ranking prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation or increase the authorized amount of any such additional class of stock.
     D. So long as any shares of the $2.36 Preferred Stock shall be outstanding, the Corporation shall not, without the consent of the holders of a majority of the number of shares of Preferred Stock at the time outstanding given in person or by proxy, either in writing or by vote at a special meeting called for the purpose:
     (a) merge into or consolidate with any other corporation or corporations, except in the case of a merger in which the Corporation shall be the surviving corporation; or
     (b) create or authorize any additional class of stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation which is not a stock ranking prior to the Preferred Stock in either such respect; or increase the authorized amount of any such additional class of stock; or

     (c) increase the total authorized number of shares of Preferred Stock; or
     (d) issue or sell any shares of Preferred Stock or any shares of any class of stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation, unless
          (i) the net earnings of the Corporation available for interest and dividends for a period of twelve consecutive calendar months out of the fifteen months immediately preceding such issue or sale of additional stock shall amount to at least one and one-half times the sum of (x) the aggregate amount of interest accrued for said twelve-month period on all indebtedness incurred or guaranteed by the Corporation from time to time outstanding during such period, and (y) the annual dividend requirements on all shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation to be outstanding immediately after such proposed issue or sale; and
          (ii) after giving effect to the proposed issue or sale of such additional stock, the Junior Stock Equity of the Corporation (as hereinafter defined) shall be at least equal to the involuntary liquidation value of the outstanding shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation.
     In the event that, at the time of any determination of net earnings of the Corporation available for interest and dividends or net income of the Corporation available for dividends on Junior Stock, the Corporation shall be collecting increased rates which have been placed in effect subject to refund by order of the Federal Energy Regulatory Commission or other governmental regulatory authority or any court, in any proceeding relating to such rate increase, the revenues resulting from such rate increase shall be taken into account in such determination to the extent that the inclusion of such revenues does not, in the opinion of the Corporation, result in the Corporation’s earning a rate of return in respect of its Common Stock Equity (as hereinafter defined) on its business subject to -rate regulation in excess of such rate of return last allowed to the Corporation by the Federal Energy Regulatory Commission or other governmental regulatory authority having jurisdiction in the premises.
     VI. So long as any shares of $2.36 Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividend on, or make any distribution to the holders of, Junior Stock (other than a dividend or distribution payable in stock over which the Preferred Stock has preference or priority both as to the payment of dividends and as to distribution of assets on liquidation), nor shall the Corporation purchase, redeem or otherwise acquire for a consideration any shares of Junior Stock (other than in exchange for stock over which the Preferred Stock has preference or priority both as to the payment of dividends and as to distribution of assets on liquidation or from the cash proceeds of a substantially concurrent sale of such stock), unless, after giving effect to such dividend, distribution, purchase, redemption or acquisition, the aggregate amount of all such dividends, distributions, purchases, redemptions or acquisitions during a period of 12 consecutive calendar months out of the 15 months immediately preceding the taking of such action (a) does not exceed 50% of the net income of the Corporation available for dividends on Junior Stock during said 12-month period, in case Junior Stock Equity of the Corporation would be reduced to less than 20% of total capitalization of the Corporation, or (b) does not exceed 75% of such net income, in case Junior Stock Equity of the Corporation would be reduced to less than 25%, but not less than 20%, of total capitalization of the Corporation.
     VII. For all purposes of these resolutions, except as otherwise expressly provided or unless the context otherwise requires:
     The term “Common Stock Equity”, as applied to the Corporation, shall mean, at any date as of which the amount thereof is to be determined,

the aggregate of the amount of Common Stock liability of the Corporation, plus (or minus in the case of a deficit) the capital surplus applicable to the Common Stock and the earned surplus of the Corporation, plus any premium on Common Stock of the Corporation, as determined in accordance with generally accepted accounting principles.
     The term “funded debt”, as applied to the Corporation, shall mean all indebtedness created, guaranteed or assumed by the Corporation or upon which it customarily pays interest charges, which matures by its terms, or is renewable at the option of the obligor, to a date more than one year after the date as of which the funded debt of the Corporation is being determined.
     The term “Junior Stock” shall mean the Common Stock of the Corporation and any other stock of the Corporation, now or hereafter authorized, over which the Preferred Stock has preference or priority as to the payment of dividends or as to distribution of assets on liquidation.
     The term “Junior Stock Equity of the Corporation” shall mean, at any date as of which the amount thereof is to be determined, the aggregate of the amount of stock liability of the Corporation in respect of stock over which the Preferred Stock has preference or priority both as to the payment of dividends and as to distribution of assets on liquidation, plus (or minus in the case of a deficit) the capital surplus applicable to such stock and the earned surplus of the Corporation, plus any premium on such stock of the Corporation, as determined in accordance with generally accepted accounting principles.
     The term “net earnings of the Corporation available for interest and dividends” shall mean the total operating and non-operating revenues of the Corporation, including the allowance for funds used during construction, together with interest and dividends upon securities held by the Corporation, less all operating expenses, expenditures for repairs and maintenance, taxes (other than taxes based on or measured by income or profits), appropriations or depreciation, depletion, amortization and property retirements and all non-operating expenditures and losses, but excluding all interest charges and all amortization of stock and debt discount and expense or premiums.
     The term “net income of the Corporation available for dividends on Junior Stock” shall mean the net earnings of the Corporation available for interest and dividends as above defined, after deducting therefrom (i) all interest charges, (ii) taxes based on or measured by income or profits, and (iii) the annual dividend requirements on all shares of Preferred Stock and stock ranking prior thereto or on a parity therewith in respect of dividends or distribution of assets on liquidation during the period for which the computation is being made.
     The term “total capitalization of the Corporation” shall mean the sum of the principal amount of funded debt at the time outstanding and the total capital represented by the capital stock of the Corporation at the time outstanding, based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on the books of the Corporation, plus the total amount of surplus of the Corporation, whether earned, paid in or capital, or less the amount of any net deficit in the Corporation’s surplus account, and plus the amount of any premium on capital stock not included in surplus.
     VIII. Shares of $2.36 Preferred Stock redeemed by the Corporation, or purchased by the Corporation and credited against the sinking fund for the $2.36 Preferred Stock, may not be reissued as shares of $2.36 Preferred Stock.

     IN WITNESS WHEREOF, said Northwest Pipeline Corporation has caused this Certificate to be signed by A.N. Porter as Vice President, and its corporate seal to be hereunto affixed, and attested by David M. Higbee, as Assistant Secretary, this 23rd day of May, 1978.

NORTHWEST PIPELINE CORPORATION
By	/s/ A. N. Porter
Vice President

[SEAL OF NORTHWEST PIPELINE CORPORATION]

/s/ David M. Higbee

Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/29/1992
722150176 — 626517
CERTIFICATE OF MERGER
     The undersigned corporations, pursuant to Section 252 of the Delaware Corporation Law as amended, hereby execute the following Certificate of Merger:
ARTICLE ONE
     The names of the corporations proposing to merge and the names of the States under the law of which such corporations are organized, are as follows:

Name of Corporation	State of Incorporation
Northwest Energy Company	Utah
(“Northwest Energy”)

Northwest Pipeline Corporation	Delaware
(“Northwest Pipeline”)
ARTICLE TWO
     A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations. The laws of the State of Utah, the State under which Northwest Energy is organized, permit such merger.
ARTICLE THREE
     The name of surviving corporation is Northwest Pipeline Corporation.
ARTICLE FOUR
     The Certificate of Incorporation of Northwest Pipeline shall be its certificate of incorporation.
ARTICLE FIVE
     A copy of the Plan and Agreement of Merger is on file at the principal place of business of Northwest Pipeline Corporation, 295 Chipeta Way, Salt Lake City, Utah.
ARTICLE SIX
     A copy of the Plan and Agreement of Merger will be furnished by Northwest Pipeline, on request and without cost, to any stockholder of Northwest Pipeline or Northwest Energy.

ARTICLE SEVEN
     All the provisions of the law of the State of Utah and the law the State of Delaware applicable to the proposed merger have been complied with.
ARTICLE EIGHT
     Northwest Pipeline, as the surviving corporation, will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Utah which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.
     IN WITNESS WHEREOF each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its Vice President and Assistant Secretary as of the 24th day of February, 1992.

NORTHWEST PIPELINE CORPORATION

By	/s/ H. F. Assmus

H. F. Assmus, Vice President

and	/s/ Karrie L. Hummel

Assistant Secretary

NORTHWEST ENERGY COMPANY

By	/s/ J. Douglas Whisenant

J. Douglas Whisenant, Vice President

and	/s/ Karrie L. Hummel

Assistant Secretary

2

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)
     Before me, Marie Donovan, a Notary Public in and for the said County and State, personally appeared and H. F. Assmus and Karrie L. Hummel who acknowledged before me that they were the Vice President and Assistant Secretary, respectively, of Northwest Pipeline Corporation, a Delaware corporation, and that they each signed the foregoing document as their free and voluntary act and deed for the uses and purposes therein set forth.
     IN WITNESS WHEREOF I have hereunto set my hand and seal this 24th day of February, 1992.

[SEAL]	NOTARY PUBLIC	/s/ Marie Donovan

	MARIE DONOVAN	Notary Public
295 Chipeta Way.P.O Box 5890
Salt Lake City. Utah B4158
My Commission Expires
March 18, 1995
STATE OF UTAH

STATE OF	)
	)	ss.
COUNTY OF SALT LAKE	)
     Before me, Marie Donovan, a Notary Public in and for the said County and State, personally appeared J. D. Whisenant and Karrie L. Hummel who acknowledged before me that they were the Vice President and Assistant Secretary, respectively, of Northwest Energy Company, a Utah corporation, and that they each signed the foregoing document as their free and voluntary act and deed for the uses and purposes therein set forth.
     In witness whereof I have hereunto set my hand and seal this 24th day of February, 1992.

[SEAL]	NOTARY PUBLIC	/s/ Marie Donovan

	MARIE DONOVAN	Notary Public
295 Chipeta Way.P.O Box 5890
Salt Lake City Utah B4158
My Commission Expires
March 18, 1995
STATE OF UTAH

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 02/01/1993
723032069 — 626517
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * * * *
     NORTHWEST PIPELINE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of Northwest Pipeline Corporation by unanimous written consent taken on January 23, 1993, pursuant to Section 141(f) of the Delaware Corporation Law, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and resolving to put the matter before the sole stockholder of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:
     RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended so that, as amended, said first paragraph of Article FOURTH shall be and read as follows:
     “FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 of which 1,000 shares are to be of a class designated common Stock (herein called the Common Stock) of the par value of $1.00 each.”
     SECOND: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation consented to said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.
     IN WITNESS WHEREOF, said Northwest Pipeline Corporation has caused this Certificate to be signed by Tim J. Hausler, a Vice President, and attested by Karrie Hummel, an Assistant Secretary, this 28th day of January, 1993.

NORTHWEST PIPELINE CORPORATION
By	/s/ Tim J. Hausler
Vice President

ATTEST:

/s/ Karrie L. Hummel

Assistant Secretary

2

STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)
     BE IT REMEMBERED, that on this 28th day of January 1993, before me, a Notary Public in and for the State of Utah, personally appeared TIM J. HAUSLER and KARRIE HUMMEL, personally known to me to be the persons whose names are subscribed to the foregoing Certificate, and, I having first made known to them the contents of said Certificate, they did acknowledge said Certificate to be their act and deed, and that the facts therein stated are truly set forth therein.
     GIVEN under my hand and seal of office this day and year aforesaid.

[SEAL]	NOTARY PUBLIC	/s/ JAYNE A. WILLIS

	JAYNE A. WILLIS	Notary Public
	295 Chipeta Way	Residing at: Salt Lake City, Utah
Salt Lake City, Utah B4158
My Commission Expires
October 25, 1304
STATE OF UTAH

3